EXHIBIT 99.1

For Immediate Release
---------------------

                         ATMI APPOINTS NEW BOARD MEMBER

           DANBURY, CT -- March 8, 2006 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of specialty materials and high-purity materials handling and delivery solutions to the world's leading semiconductor manufacturers, today announced the appointment of former U.S. Under Secretary of Commerce for Technology, Cheryl L. Shavers, Ph.D., to the board of directors.

           Gene Banucci, Chairman of the Board of ATMI, said, "We are delighted to welcome to the ATMI board a leader with the depth of experience and global perspective of Dr. Shavers, who represents the perfect blend of scientific expertise and practical business development acumen."

           Dr. Shavers said, "ATMI is playing a pivotal role in enabling successful, efficient production of the most advanced designs in integrated circuits. It's an exciting time to be joining an industry-leading company."

           Dr. Shavers, who is Chief Executive Officer of Global Smarts, Inc., a global business and technology strategy firm based in Santa Clara, CA, has more than 25 years of experience in the high-tech industry in various engineering and managerial positions at Fortune 500 companies such as Motorola, Hewlett-Packard, Varian Associates, and Intel Corporation.

           Dr. Shavers also is a member of the board of directors of Rockwell Collins and director of Strategic Investments and Relationships at Media Tech Capital Partners, a private merchant bank.

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ATMI APPOINTS NEW BOARD MEMBER - PAGE 2

           From 1999 to 2001, Dr. Shavers was Under Secretary of Commerce for Technology at the Department of Commerce, in which capacity she oversaw the Commerce Department's Technology Administration and the Office of Technology Policy, as well as the National Institute of Standards and Technology (NIST), the National Technical Information Service, and the Office of Space Commercialization.

           She held a variety of positions from 1987 to 1999 at Intel, including Director of Emerging Technology in the Microprocessor Sector Group at Intel Capital, where she led technology assessments of emerging technologies, structured strategic business alliances, and oversaw domestic and international equity investments and/or acquisitions of high-tech companies. Dr. Shavers holds a Bachelor's degree in Chemistry, a Ph.D. in Solid State Chemistry, both from Arizona State University, and an Honorary Master's degree in Engineering Management from California Polytechnic State University. She is also a practicing registered Patent Agent with the Patent & Trademark Office of the Department of Commerce.

           ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

           Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

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For more information contact:
   Dean Hamilton, Director, ATMI Investor Relations & Corporate Communications
   203.207.9349 Direct or 203.794.1100 x4202
   dhamilton@atmi.com